UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

CAMDEN PROPERTY TRUST
 (Exact name of registrant as specified in its charter)

Texas	1-12110	76-6088377
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Greenway Plaza, Suite 1300, Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 354-2500

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders held on May 3, 2010, the shareholders (i) elected the ten nominated Trust Managers and (ii) ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010. As of March 12, 2010, the record date for the Annual Meeting of Shareholders, there were 64,579,603 shares outstanding and entitled to vote.

The results of the voting for the ten Trust Manager nominees were as follows:

	Affirmative	Withheld

Richard J. Campo	55,051,771	880,053
William R. Cooper	55,281,008	650,816
Scott S. Ingraham	55,344,067	587,757
Lewis A. Levey	55,276,360	655,464
William B. McGuire, Jr.	55,672,404	259,420
D. Keith Oden	55,354,721	577,103
William F. Paulsen	55,673,228	258,596
F. Gardner Parker	51,293,552	4,638,272
Steven A. Webster	51,759,702	4,172,122
Kelvin R. Westbrook	55,399,759	532,065

There were 3,394,915 broker non-votes with respect to the election of Trust Managers.

The results of the voting for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2010 were as follows:

Affirmative	Negative	Abstentions	Broker Non-Votes

59,047,439	240,925	38,375	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2010

CAMDEN PROPERTY TRUST

By: /s/ Michael P. Gallagher
Michael P. Gallagher
Vice President — Chief Accounting Officer